Exhibit 99.1

SINTX Technologies Appoints Gregg R. Honigblum as Chief Strategy Officer

Seasoned Healthcare Executive to Lead Strategic Growth Initiatives

Salt Lake City, UT – November 19, 2024 (Globe NEWSWIRE) – SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX” or the “Company”), an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications, is pleased to announce the appointment of Gregg R. Honigblum as Chief Strategy Officer (CSO). In this role, Mr. Honigblum will oversee driving corporate strategy to support SINTX’s growth initiatives and enhancing investor relations.

Mr. Honigblum brings over 35 years of experience as an executive for emerging growth companies, specializing in the healthcare sector. His career began on Wall Street as a stockbroker, transitioning into investment banking roles at various firms in New York City. He co-founded Creation Capital LLC and Creation Capital Advisors, investment banking firms with offices in New York and Austin, Texas, focusing on founding and funding breakthrough healthcare technologies.

Throughout his career, Mr. Honigblum has raised over half a billion dollars for various ventures. Notably, Mr. Honigblum was instrumental in providing early-stage capital for Myriad Genetics, the first precision medicine diagnostic company credited with the discovery of BRCA1 and BRCA2 breast cancer genes. Additionally, he was an early-stage investor and financier for Acacia Biosciences, an early informational genomics company that merged with Rosetta Inpharmatics and was subsequently acquired by Merck for $620 million.

“Gregg’s appointment as Chief Strategy Officer reflects our confidence in his ability to elevate SINTX’s financial and strategic position,” said Eric K. Olson, CEO of SINTX Technologies. “His successful career in emerging technologies and deep investment banking knowledge will be invaluable as we pursue new development opportunities, strengthen investor relationships, and drive our corporate strategy and revenue forward.”

Mr. Honigblum’s deep understanding of the Company’s mission and strategic goals, coupled with his experience as a former member of the board of Amedica, the predecessor of SINTX, positions him to drive the Company’s corporate strategy effectively.

“I am honored to join SINTX at this pivotal juncture,” said Gregg R. Honigblum, Chief Strategy Officer. “The Company’s ongoing development of pioneering technologies in the medical device sector positions it at the forefront of commercialization. I look forward to contributing to the team’s efforts in enhancing shareholder value and drive the Company’s vision forward.”

For more information, please visit www.sintx.com

About SINTX Technologies, Inc.

SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past several years, SINTX has utilized strategic acquisitions and alliances to enter new markets. The Company has manufacturing and R&D facilities in Utah and Maryland. For more information on SINTX Technologies or its materials platform, visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding advancement of ceramic technologies and exploring new avenues for growth and innovation, and the potential to pursue growth opportunities and explore strategic opportunities.

Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, difficulty in commercializing ceramic technologies and development of new product opportunities. A discussion of other risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 27, 2024, and in SINTX’s other filings with the SEC. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report, except as required by law.

Business and Media Inquiries for SINTX:

SINTX Technologies
801.839.3502
IR@sintx.com